UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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GAMCO Investors, Inc.

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GAMCO INVESTORS, INC.
One Corporate Center
Rye, New York 10580
________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on                     , 2007
________________

We cordially invite you to attend the Special Meeting of Shareholders of GAMCO Investors, Inc. at the Greenwich Library, 101 West Putnam Avenue, Greenwich, CT 06830, on                               , 2007, at 9:00 a.m. At the meeting, we will ask shareholders to:

1. Approve, subject to final action by our Board of Directors, the distribution to our shareholders of the shares of common stock of Gabelli Advisers, Inc. that we own;

2. Vote on whether our Board of Directors should consider the conversion and reclassification of our shares of Class B Common Stock into Class A Common Stock at a ratio of 1.15 shares of Class A Common Stock for each share of Class B Common Stock;

3. Approve the amended and restated Employment Agreement with Mario J. Gabelli, our Chairman and Chief Executive Officer; and

4. Vote on any other business which properly comes before the meeting.

We will be available to answer your questions.

Shareholders of record at the close of business on                        , 2007, are entitled to vote at the meeting or any adjournments or postponements thereof. Please read the attached proxy statement carefully and vote your shares promptly whether or not you are able to attend the meeting.

We encourage all shareholders to attend the meeting.

                        By Order of the Board of Directors

                        DOUGLAS R. JAMIESON
                        President and Chief Operating Officer

                     , 2007

GAMCO INVESTORS, INC.
_______________

PROXY STATEMENT
_______________

SPECIAL MEETING OF SHAREHOLDERS
_______________

                        , 2007
_______________

INTRODUCTION; PROXY VOTING INFORMATION

Unless we have indicated otherwise, or the context otherwise requires, references in this report to “GAMCO Investors, Inc.,” “GAMCO,” “company,” “we,” “us” and “our” or similar terms are to GAMCO Investors, Inc., its predecessors and its subsidiaries.

We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by the Board of Directors of GAMCO Investors, Inc. (the “Board”) for use at our Special Meeting of Shareholders and at any adjournments or postponements thereof. We sent you this proxy statement and the proxy card on or about                      , 2007.

Shareholders of record at the close of business on                     , 2007, the record date, are entitled to notice of and to vote at the annual meeting. On this record date, we had outstanding                   shares of Class A Common Stock, par value $.001 per share (“Class A Stock”), and                       shares of Class B Common Stock, par value $.001 per share (“Class B Stock”).

At the meeting, we will ask shareholders to approve, subject to final action by our Board, the distribution to our shareholders of the shares of common stock of Gabelli Advisers, Inc. that we own (Proposal 1) and to approve the Amended and Restated Employment Agreement with Mario J. Gabelli (Proposal 3).  We will also ask the holders of Class A Stock to vote on whether our Board should consider the conversion and reclassification of our shares of Class B Stock into Class A Stock at a ratio of 1.15 shares of Class A Stock for each share of Class B Stock, though our Board does not make any recommendation with respect to this proposal.

The presence, in person or by proxy, of a majority of the aggregate voting power of the shares of Class A Stock and Class B Stock outstanding on                        , 2007 shall constitute a quorum for the transaction of business at the special meeting. Each share of Class A Stock is entitled to one vote per share and each share of Class B Stock is entitled to ten votes per share. Proposals 1 and 3 will be determined by a majority of the votes cast at the meeting. Proposal 2 will be determined by a majority of the shares of Class A Stock voted at the meeting. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast on any other matter. Accordingly, abstentions and broker non-votes will have no effect on the matters being voted on at the meeting.

We will pay for the costs of soliciting proxies and preparing the meeting materials. We ask securities brokers, custodians, nominees, and fiduciaries to forward meeting materials to our beneficial shareholders as of the record date, and will reimburse them for the reasonable out-of-pocket expenses they incur. Our directors, officers and staff members may solicit proxies personally or by telephone, facsimile, e-mail or other means, but will not receive additional compensation.

If you are the beneficial owner, but not the record holder, of shares of our Class A Stock, your broker, custodian or other nominee may only deliver one copy of this proxy statement to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement, now or in the future, should submit this request by writing to our Secretary (James E. McKee, GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580-1422) or by calling him at (914) 921-3700. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, custodian or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Our Board has selected each of Mario J. Gabelli, Douglas R. Jamieson and James E. McKee to act as proxies. When you sign and return your proxy card, you appoint each of Messrs. Gabelli, Jamieson and McKee as your representatives at the meeting. You may revoke your proxy at any time before the meeting by delivering a letter of revocation to our Secretary (James E. McKee, GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580-1422), by properly submitting another proxy bearing a later date or by voting in person at the meeting. The last proxy properly submitted by you is the one that will be counted.

Forward-Looking Information

Our disclosure and analysis in this proxy statement and in documents that are incorporated by reference contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events.  You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning.  They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.

Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained below and in our other public filings or in documents incorporated by reference here or in prior filings or reports.

We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

PROPOSAL 1:
SPIN-OFF OF GABELLI ADVISERS, INC.

Shareholders are asked to approve, subject to final action by our Board, the distribution (the “Spin-off”) to our shareholders of all of the shares that we own of common stock of Gabelli Advisers, Inc., which will be re-named Teton Advisors, Inc. or another name that will not include “Gabelli” (“Teton Advisors”). Our Board has authorized management to plan and prepare for the Spin-off. Our Board, however, has not determined the manner or timing of the distribution and reserves the right to proceed with or abandon the Spin-off at any time without further action by the shareholders. If the shareholders do not approve the proposed Spin-off, our Board will not proceed with the Spin-off unless our Board presents the proposal for a further vote of the shareholders at a subsequent meeting of shareholders.

 If we proceed with the Spin-off, shareholders will be furnished with an information statement or a registration statement containing more information regarding, among other things, Teton Advisors, the manner and timing of the distribution, and the risks of owning Teton Advisors’ common stock.

Teton Advisors’ audited financial statements for 2005 and 2006 are attached to this proxy statement as Exhibit A and incorporated herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Spin-off or the securities to be distributed. Any representation to the contrary is a criminal offense.

This Proxy Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

Description of Business

Teton Advisors serves as the investment manager for The GAMCO Westwood Funds (the “Westwood Funds”), six portfolios with aggregate assets of $443.1 million at September 30, 2007. Teton Advisors has retained Westwood Management Corporation, a subsidiary of Westwood Holdings Group, Inc., a New York Stock Exchange listed company, to act as sub-advisor for three of the six portfolios (Equity, Balanced and Intermediate Bond Funds). The GAMCO Westwood Mighty Mites® Fund, launched in May 1998, is advised solely by Teton Advisors, using a team investment approach. Since July 1, 2007, GAMCO Westwood SmallCap Equity Fund and GAMCO Westwood Income Fund have been solely advised by Teton Advisors as well.

The following table sets forth Teton Advisors’ total assets under management for the dates shown.

Assets Under Management
(in millions)

At December 31,											At Sept. 30,
1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007
$83.2	$266.2	$387.1	$389.8	$445.6	$519.1	$453.8	$479.4	$424.5	$416.5	$410.9	$443.1

The following table lists the Westwood Funds together with the September 30, 2007 Morningstar overall ratings and provides a description of the primary investment objective, fund characteristics, fees, the date that the mutual fund was initially offered to investors and the assets under management in the mutual funds as of September 30, 2007.

						Net Assets as of
						September 30,
Fund			Advisory	12b-1	Initial	2007
(Morningstar Overall	Primary Investment	Fund	Fees	Fees	Offer	(all classes)
Rating) (1)	Objective	Characteristics	(%)	(%)	Date	($ in millions)
EQUITY INCOME:

GAMCO Westwood	High level of current income	Class AAA:	1.00 (3)	.25	09/30/97	$ 18
Income Fund	as well as long-term capital	No-load,
«««««	appreciation by investing	Open-end,
	primarily in income producing	Diversified
	equity and fixed income	Multi-class shares (2)
securities.

GAMCO Westwood	Both capital appreciation	Class AAA:	.75	.25	10/01/91	$ 159
Balanced Fund	and current income using	No-load,
««««	portfolios containing stocks,	Open-end,
	bonds, and cash as appropriate	Diversified
	in light of current economic	Multi-class shares (2)
and business conditions.

VALUE:

GAMCO Westwood	Capital appreciation through a	Class AAA:	1.00	.25	01/02/87	$ 194
Equity Fund	diversified portfolio of equity	No-load,
««««	securities using bottom-up	Open-end,
	fundamental research with a	Diversified
	focus on identifying	Multi-class shares (2)
well-seasoned companies.

SMALL CAP VALUE:

GAMCO Westwood	Long-term capital	Class AAA:	1.00 (3)	.25	04/15/97	$ 10
SmallCap	appreciation, investing	No-load,
Equity Fund	at least 80% of its assets	Open-end,
««	in equity securities of	Diversified
	companies with market	Multi-class shares (2)
capitalizations of $2.5 billion
or less at the time of purchase.
MICRO-CAP:

GAMCO Westwood	Long-term capital	Class AAA:,	1.00	.25	05/11/98	$ 53
Mighty Mites® Fund	appreciation by	No-load,
««««	investing primarily	Open-end,
	in equity securities	Diversified
	with market	Multi-class shares (2)
capitalization of
$300 million or less at the
time of purchase.

FIXED INCOME:

GAMCO Westwood	Total return and current	Class AAA:	.60 (3)	.25	10/01/91	$ 9
Intermediate Bond	income, while limiting	No-load,
Fund	risk to principal. Pursues	Open-end,
««	higher yields than shorter	Diversified
	maturity funds and has	Multi-class shares (2)
more price stability than
generally higher yielding
long-term funds.

(1)
Morningstar RatingTM as of September 30, 2007. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar risk-adjusted return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads and redemption fees) placing more emphasis on downward variations and rewarding consistent performance.  The top 10% of the funds in an investment category receive five stars, the next 22.5% receive four stars, the next 35% receive three stars, the next 22.5% receive two stars and the bottom 10% receive one star.  The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three, five, and ten-year (if applicable) Morningstar Rating metrics.  Morningstar Ratings are shown for the respective class shown; other classes may have different performance characteristics.  There were 1,095 Large Value funds rated for three years, 856 funds for five years and 398 funds for ten years (GAMCO Westwood Equity Fund). There were 307 Small Value funds rated for three years, 242 funds for five years and 83 funds for ten years (GAMCO Westwood Mighty Mites® Fund). There were 874 Moderate Allocation funds rated for three years, 660 funds for five years and 379 funds for ten years (GAMCO Westwood Balanced Fund and GAMCO Westwood Income Fund).  There were 968 Intermediate-Term Bond funds rated for three years, 824 funds for five years and 406 funds for ten years (GAMCO Westwood Intermediate Bond Fund).  There were 491 Small Blend funds rated for three years, 390 funds for five years and 154 funds for ten years (GAMCO Westwood SmallCap Equity Fund).  © 2007 Morningstar, Inc. All Rights reserved.  This information is (1) proprietary to Morningstar and/or its content providers (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely.  Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.  Past performance is no guarantee of future results.

(2)
These funds have multi-classes of shares available.  Multi-class shares include Class A shares which have a front-end sales charge, Class B shares which are subject to a back-end contingent deferred sales charge for up to 6 years and Class C which shares are subject to a 1% back-end contingent deferred sales charge for up to two years.  However, Class B shares are no longer offered for new purchases as of July 2004.  Class I shares are available to institutional accounts.  Net assets include all share classes.

(3)
Teton Advisors has agreements in place to waive its advisory fee or reimburse expenses of the fund to maintain fund expenses at a specified level for Class AAA shares; multiclass shares have separate limits as described in the Fund’s prospectus.  (GAMCO Westwood Income Fund – 1.50%; GAMCO Westwood SmallCap Equity Fund – 1.50%; GAMCO Westwood Intermediate Bond Fund – 1.00%) Such agreements are renewable annually.

Teton Advisors’ marketing efforts for the Westwood Funds are currently focused on increasing the distribution and sales of the existing funds. Teton Advisors believes that its marketing efforts for the Westwood Funds will continue to generate additional assets leading to additional revenues from investment advisory fees. Gabelli & Company, Inc. ("Gabelli & Company"), a subsidiary of GAMCO and an affiliate of Teton Advisors, distributes the Westwood Funds pursuant to distribution agreements with each fund. Under the distribution agreements, Gabelli & Company offers and sells the Westwood Funds' shares on a continuous basis and pays all of the costs of marketing and selling the shares, including printing and mailing prospectuses and sales literature, advertising and maintaining sales and customer service personnel and sales and services fulfillment systems, and payments to the sponsors of Third-Party Distribution Programs, financial intermediaries and Gabelli & Company sales personnel.  Gabelli & Company receives fees for such services pursuant to distribution plans adopted under provisions of Rule 12b-1 of the Investment Company Act. Under the distribution plans, the no-load Class AAA shares of the Westwood Funds pay .25% per year on the average daily net assets of the fund to Gabelli & Company and the Class A shares of the Westwood Funds pay .35% or .50% per year on the average daily net assets of the fund. Class B and Class C shares have a Rule 12b-1 distribution plan with a service and distribution fee totaling 1%.

Most of the Westwood Funds have traditionally been distributed by using a variety of direct response marketing techniques, including telemarketing and advertising, and as a result Teton Advisors and Gabelli & Company maintain direct relationships with many of the no-load Westwood Fund shareholders. Beginning in late 1995, Teton Advisors expanded its product distribution by offering several of the open-end funds through Third-Party Distribution Programs, including No Transaction Fee (“NTF”) Programs. We believe that more than 26% of the assets under management in the Westwood Funds are still attributable to Teton Advisors’ direct response marketing efforts. Third-Party Distribution Programs have become an increasingly important source of asset growth for Teton Advisors. Of the $443.1 million of assets under management in the Westwood Funds as of September 30, 2007, approximately 55% were generated through Third-Party Distribution Programs.

During 2000, the Westwood Funds completed development of additional classes of shares for sale through national brokerage and investment firms and other third-party distribution channels on a commission basis.  The multi-class shares are available in all of the Westwood Funds. The use of multi-class share products expands the distribution of these products into the advised sector of the mutual fund investment community. During 2003, the Westwood Funds introduced Class I shares, which are no load shares with higher minimum initial investment and without distribution fees for Institutional and Group Retirement Plan Accounts placed directly through Gabelli & Company. The no-load shares are designated as Class AAA shares and are available for new and current investors. In general, distribution through Third-Party Distribution Programs has greater variable cost components and lower fixed cost components than distribution through Teton Advisors’ traditional direct sales methods.

Teton Advisors provides investment advisory and management services pursuant to investment management agreements with the Westwood Funds. The investment management agreements with the Westwood Funds generally provide that Teton Advisors is responsible for the overall investment and administrative services, subject to the oversight of the Westwood Funds’ Board of Trustees (“Board of Trustees”) and in accordance with each fund's fundamental investment objectives and policies. The administrative services include, without limitation, supervision of the calculation of net asset value, preparation of financial reports for shareholders of the Westwood Funds, internal accounting, tax accounting and reporting, regulatory filings and other services. Most of these administrative services are provided through sub-contracts with unaffiliated third parties. Transfer agency and custodial services are provided directly to the Westwood Funds by unaffiliated third parties.

The Westwood Funds’ investment management agreements may continue in effect from year to year only if specifically approved at least annually by (i) the Board of Trustees or (ii) the fund's shareholders and, in either case, the vote of a majority of the trustees who are not parties to the agreement or "interested persons" of any such party, within the meaning of the Investment Company Act of 1940, as amended (“Investment Company Act”).  Each Westwood Fund may terminate its investment management agreement at any time upon 60 days' written notice by (i) a vote of the majority of the Board of Trustees cast in person at a meeting called for the purpose of voting on such termination or (ii) a vote at a meeting of shareholders of the lesser of either 67% of the voting shares represented in person or by proxy or 50% of the outstanding voting shares of such Westwood Fund. Each investment management agreement automatically terminates in the event of its assignment, as defined in the Investment Company Act.  Teton Advisors may terminate an investment management agreement without penalty on 60 days' written notice.

Gabelli & Company’s distribution agreements with the Westwood Funds may continue in effect from year to year only if specifically approved at least annually by (i) the Board of Trustees or (ii) the fund’s shareholders and, in either case, the vote of a majority of the trustees who are not parties to the agreement or "interested persons" of any such party, within the meaning of the Investment Company Act. Each Westwood Fund may terminate its distribution agreement, or any agreement thereunder, at any time upon 60 days' written notice by (i) a vote of the majority of the trustees cast in person at a meeting called for the purpose of voting on such termination or (ii) a vote at a meeting of shareholders of the lesser of either 67% of the voting shares represented in person or by proxy or 50% of the outstanding voting shares of such fund. Each distribution agreement automatically terminates in the event of its assignment, as defined in the Investment Company Act.  Gabelli & Company may terminate a distribution agreement without penalty upon 60 days' written notice.

Summary Historical Financial Data

The following table sets forth Teton Advisors’ historical financial data.  The income statement data is for each of the years in the three-year period ending December 31, 2006.  The statement of financial condition data is as of December 31, 2006, 2005 and 2004.  The summary historical financial data presented below should be read in conjunction with Teton Advisors’ audited financial statements and the notes thereto for the years December 31, 2006 and 2005, which are attached to this proxy statement as Exhibit A.

Income Statement
For the Year Ended December 31,

	2004	2005	2006

Revenues	$4,053,344	$3,798,732	$3,906,945

Net income	$137,445	$(1,236)	$1,131,001

Statement of Financial Condition
At December 31,
	2004	2005	2006

Total assets	$5,624,825	$4,844,592	$2,972,229

Total liabilities	$4,645,694	$3,866,697	$2,230,144

Total stockholders' equity	$979,131	$977,895	$742,085

Teton Advisors

Teton Advisors has authorized capital stock consisting of 1,200,000 shares of Class A Common Stock, par value $.001, and 800,000 shares of Class B Common Stock, par value $.001. The shares of Class A Common Stock are entitled to one vote per share and the shares of Class B Common Stock are entitled to ten votes per share. There are 259,394 shares of Teton Advisors’ Class A Common Stock outstanding and 792,000 shares of its Class B Common Stock outstanding.

The ownership structure of Teton Advisors is substantially the same as when it was formed in 1994. GAMCO owns 30,970 of Teton Advisors’ Class A Common Stock and 408,800 shares of its Class B Common Stock, representing an approximately 42% equity interest and 50.4% voting interest. Westwood Management Corporation owns an approximately 19.0% equity interest and 2.4% voting interest in Teton Advisors. A family partnership, of which Mario J. Gabelli (“Mr. Gabelli”) is the general partner and has a less than a 1% ownership interest, owns an approximately 29% equity interest and 34.4% voting interest in Teton Advisors. Bruce N. Alpert (“Mr. Alpert”) owns an approximately 5.7% equity interest and 6.9% voting interest in Teton Advisors. The remainder of the interests in Teton Advisors are owned by other GAMCO staff.

Prior to the Spin-off, Teton Advisors intends to engage in a reorganization that will, among other things, result in GAMCO having a greater than 80% voting interest in Teton Advisors and create either a holding company for Teton Advisors or for GAMCO’s holdings of Teton Advisors. The Spin-off, accordingly, may involve the distribution to our shareholders of a new company formed to own all or just GAMCO’s holdings of the common stock of Teton Advisors.

Teton Advisors was originally formed in Texas as “Teton Advisers LLC” on December 14, 1994. Teton Advisers LLC was renamed Gabelli Advisors LLC, which merged into Gabelli Advisers, Inc., a Delaware Corporation, on March 2, 1998. Teton Advisors’ principal executive office is located at One Corporate Center, Rye, New York 10580.

Reasons for Spin-Off

We believe that the Spin-off will encourage Teton Advisors to grow internally and through acquisitions.  With only $443.1 million in assets under management at September 30, 2007, Teton Advisors is currently overshadowed by its parent company, GAMCO Investors, Inc., which had over $30 billion in assets under management at September 30, 2007.  We believe that Teton Advisors, as a separate company with separate management, will devote greater attention to implementing a growth strategy for the firm.  In addition, the Spin-off will reduce brand confusion between the “Gabelli” and “GAMCO” funds, on the one hand, and the “Westwood” funds, on the other hand.

Manner of Effecting the Spin-off

Our Board has not taken final action to approve the Spin-off nor determined the timing or manner of the Spin-off. If and when our Board does take final action to approve the Spin-off, our Board will determine the record and distribution dates, the distribution ratio and whether fractional shares will be issued or whether cash in lieu of fractional shares will be distributed.

You will not be required to make any payment for the shares of Teton Advisors’ common stock that you receive (other than any taxes you may be required to pay) nor will you be required to surrender or exchange your shares of GAMCO common stock or take any other action to receive Teton Advisors’ common stock. The distribution will not affect the number of outstanding GAMCO shares or any rights of GAMCO’s shareholders, although it may affect the market value of the outstanding shares of GAMCO’s common stock.

Results of the Spin-off

Following the Spin-off, Teton Advisors will no longer be a subsidiary of GAMCO. Because GGCP, Inc. (“GGCP”) is GAMCO’s largest shareholder, GGCP would be the largest shareholder of Teton Advisors following the Spin-off. Accordingly, immediately after the Spin-off, Mario J. Gabelli (“Mr. Gabelli”) may still be deemed to control Teton Advisors.

It is expected that, in connection with the Spin-off, Teton Advisors and GAMCO would enter into a Transitional Administrative and Management Agreement. This agreement would allow GAMCO to continue providing administrative and management services to Teton Advisors for a transitional period to be determined. These services would include office space and equipment, operational assistance, accounting services, legal and compliance advice, and insurance coverage. Following the transition period, Teton Advisors would determine for each of these administrative and management services whether to provide them internally, negotiate an arrangement with GAMCO or retain a third party to provide the services.

Management

Teton Advisors’ Board of Directors currently consists of Bruce N. Alpert (“Mr. Alpert”), Executive Vice President and Chief Operating Officer of Gabelli Funds, LLC, and Douglas R. Jamieson, GAMCO’s President and Chief Operating Officer. Mr. Alpert is President of Teton Advisors and Kieran Caterina, GAMCO’s Acting Co-Chief Financial Officer, is Controller of Teton Advisors.

GAMCO expects that Teton Advisors will expand its Board prior to or upon completion of the Spin-off. Teton Advisors will also consider whether to establish audit, compensation or governance committees.

At the time of the Spin-off, it is anticipated that Mr. Alpert will continue to serve as President of Teton Advisors and other employees of GAMCO will be performing Teton Advisors’ day-to-day management functions on a transitional basis. It is also anticipated that Teton Advisors will recruit its own management team following the Spin-off, including a Chief Executive Officer, though Mr. Alpert may remain as President of Teton Advisors.

Portfolio Managers currently providing services for Teton Advisors include Mr. Gabelli, Barbara Marcin, Elizabeth Lilly, Laura Linehan and Walter K. Walsh.

Dividends

Following the Spin-off, Teton Advisors does not intend to declare or pay any dividends on its common stock.  Teton Advisors intends to retain any earnings for funding future growth.

SEC Reporting Obligations

Teton Advisors does not intend to have its common stock registered under the Securities and Exchange Act of 1934, as amended (“Exchange Act”). If Teton Advisors is required in connection with the Spin-off to register its common stock under the Exchange Act, it will take appropriate steps to terminate this registration as soon as reasonably practicable. Accordingly, Teton Advisors does not intend to make quarterly filings on Form 10-Q, annual filings on Form 10-K or other filings with the SEC under the Exchange Act. As a non-reporting company, Teton Advisors also would not be required to comply with the Sarbanes-Oxley Act of 2002.

Following the Spin-off, however, Teton Advisors does intend voluntarily to disseminate press releases, quarterly financial statements and audited annual financial statements to its shareholders.

Risk Factors

Changes in laws or regulations or in governmental policies could limit the sources and amounts of Teton Advisors’ revenues, increase its costs of doing business, decrease its profitability and materially and adversely affect its business.

Teton Advisors’ business is subject to extensive regulation in the United States, primarily at the federal level, including regulation by the SEC under the Investment Company Act and the Investment Advisers Act. Teton Advisors is registered with the SEC as an investment adviser. The Westwood Funds are registered with the SEC as investment companies under the Investment Company Act. The Investment Advisers Act imposes numerous obligations on investment advisors, including record-keeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities. The Investment Company Act imposes similar obligations, as well as additional detailed operational requirements, on registered investment companies and investment advisors. Teton Advisors’ failure to comply with applicable laws or regulations could result in fines, censure, suspensions of personnel or other sanctions, including revocation of its registration as an investment advisor. Industry regulations are designed to protect investors in the Westwood Funds and other third parties who deal with Teton Advisors and to ensure the integrity of the financial markets. They are not designed to protect Teton Advisors’ stockholders. Changes in laws or regulations or in governmental policies could limit the sources and amounts of Teton Advisors’ revenues, increase its costs of doing business, decrease its profitability and materially and adversely affect its business.

In response to scandals in the financial services industry regarding late trading, market timing and selective disclosure of portfolio information, various legislative and regulatory proposals are pending in or before, or have been adopted by, the U.S. Congress and the various regulatory agencies that supervise Teton Advisors’ operations, including the SEC. These proposals, to the extent enacted or adopted, could have a substantial impact on the regulation and operation of registered funds and investment advisors and could adversely affect Teton Advisors’ assets under management, revenues and net income. Additionally, the SEC, the FINRA and other regulators, as well as Congress, are investigating certain practices within the mutual fund industry. These investigations could lead to further legislative and regulatory proposals that, if enacted or adopted, could adversely affect Teton Advisors’ business.

The Westwood Funds’ business involves compliance with numerous investment, asset valuation, distribution and tax requirements.  A failure to adhere to satisfy these requirements could result in losses which could be recovered by the Westwood Funds from Teton Advisors in certain circumstances.  Although Teton Advisors has installed procedures and utilizes the services of experienced administrators, accountants and lawyers to assist it in adhering to these guidelines and satisfying these requirements, and maintains insurance to protect it in the case of client losses, there can be no assurance that such precautions or insurance will protect Teton Advisors from potential liabilities.

To the extent Teton Advisors is forced to compete on the basis of price, it may not be able to maintain its current fee structure.

The investment management business is highly competitive and has relatively low barriers to entry. To the extent Teton Advisors is forced to compete on the basis of price, it may not be able to maintain its current fee structure. Although Teton Advisors’ investment management fees vary from product to product, historically Teton Advisors has competed primarily on the performance of its products and not on the level of its investment management fees relative to those of its competitors. In recent years, however, there has been a trend toward lower fees in the investment management industry. In order to maintain Teton Advisors’ fee structure in a competitive environment, it must be able to continue to provide clients with investment returns and service that make investors willing to pay its fees. In addition, the board of trustees of each of the Westwood Funds must make certain findings as to the reasonableness of its fees. We cannot be assured that Teton Advisors will succeed in providing investment returns and service that will allow it to maintain its current fee structure. Fee reductions on existing or future new business could have an adverse effect on Teton Advisors’ profit margins and results of operations.

Substantially all ofTeton Advisors’ revenues are  from contracts that may be terminated on short notice.

Substantially all of Teton Advisors’ revenues are derived from investment management agreements.  Investment management agreements and distribution arrangements with the Westwood Funds are terminable without penalty on 60 days' notice (subject to certain additional procedural requirements in the case of termination by a Westwood Fund) and must be specifically approved at least annually, as required by law.  Such annual renewal requires, among other things, approval by the disinterested members of each fund's board of trustees.  Any failure to renew or termination of these agreements or arrangements would have a material adverse effect on Teton Advisors.

Investors in the Westwood Funds can redeem their investments in these funds at any time without prior notice, which could adversely affectTeton Advisors’ earnings.

Westwood Funds’ investors may redeem their investments in those funds at any time without prior notice. Investors may reduce the aggregate amount of assets under management for any number of reasons, including investment performance, changes in prevailing interest rates and financial market performance. In a declining stock market, the pace of mutual fund redemptions could accelerate. Poor performance relative to other asset management firms tends to result in decreased purchases of mutual fund shares and increased redemptions of mutual fund shares. The redemption of investments in mutual funds managed by Teton Advisors would adversely affect Teton Advisors’ revenues, which are substantially dependent upon the assets under management in the funds. If redemptions of investments in the Westwood Funds caused Teton Advisors’ revenues to decline, it could have a material adverse effect on Teton Advisors’ earnings.

Certain changes in control of Teton Advisors would automatically terminate its investment management agreements with the Westwood Funds, unless the funds’ board of trustees and shareholders vote to continue the agreements, and could prevent Teton Advisors for a two-year period from increasing the investment advisory fees Teton Advisors is able to charge the Westwood Funds.

Under the Investment Company Act, an investment management agreement with a fund must provide for its automatic termination in the event of its assignment. The fund’s board and shareholders must vote to continue the agreement following its assignment, the cost of which ordinarily would be borne by Teton Advisors.

Under the Investment Advisers Act, a client’s investment management agreement may not be “assigned” by the investment advisor without the client’s consent. An investment management agreement is considered under both acts to be assigned to another party when a controlling block of the advisor’s securities is transferred. In Teton Advisors’ case, an assignment of its investment management agreements may occur if, among other things, Teton Advisors sells or issues a certain number of additional common shares in the future. Teton Advisors cannot be certain that the Westwood Funds will consent to assignments of its investment management agreements or approve new agreements with Teton Advisors if an assignment occurs. Under the Investment Company Act, if a fund’s investment advisor engages in a transaction that results in the assignment of its investment management agreement with the fund, the advisor may not impose an “unfair burden” on that fund as a result of the transaction for a two-year period after the transaction is completed. The term “unfair burden” has been interpreted to include certain increases in investment advisory fees. This restriction may discourage potential purchasers from acquiring a controlling interest in Teton Advisors.

A decline in the prices of securities would lead to a decline inTeton Advisors’ assets under management, revenues and earnings.

Substantially all of Teton Advisors’ revenues are determined by the amount of its assets under management. Under Teton Advisors’ investment advisory contracts with the Westwood Funds, the investment advisory fees it receives are typically based on the market value of assets under management. Accordingly, a decline in the prices of securities generally may cause Teton Advisors’ revenues and net income to decline by causing the value of its assets under management to decrease, which would result in lower investment advisory fees, or causing the Westwood Funds’ investors to withdraw funds in favor of investments they perceive to offer greater opportunity or lower risk, which would also result in lower fees. The securities markets are highly volatile, and securities prices may increase or decrease for many reasons, including economic and political events and acts of terrorism beyond Teton Advisors’ control. If a decline in securities prices caused Teton Advisors’ revenues to decline, this could have a material adverse effect on its earnings.

Catastrophic and unpredictable events could have a material adverse effect onTeton Advisors’ business.

A terrorist attack, war, power failure, cyber-attack, natural disaster or other catastrophic or unpredictable event could adversely affect Teton Advisors’ future revenues, expenses and earnings by: interrupting its normal business operations; sustaining employee casualties, including loss of its key executives; requiring substantial expenditures and expenses to repair, replace and restore normal business operations; and reducing investor confidence.

Teton Advisors has a disaster recovery plan to address certain contingencies, but Teton Advisors cannot be assured that this plan will be sufficient in responding or ameliorating the effects of all disaster scenarios. If Teton Advisors’ employees or vendors it relies upon for support in a catastrophic event are unable to respond adequately or in a timely manner, Teton Advisors may lose clients resulting in a decrease in assets under management which may have a material adverse effect on revenues and net income.

Control by Mr. Gabelli of a majority of the combined voting power of our common stock may give rise to conflicts of interests.

Since Teton Advisors’ inception in 1994, Mr. Gabelli has indirectly beneficially owned a majority of its outstanding common stock.  As long as Mr. Gabelli indirectly beneficially owns a majority of the combined voting power of Teton Advisors’ common stock, he will have the ability to elect all of the members of its Board of Directors and thereby control its management and affairs, including determinations with respect to acquisitions, dispositions, borrowings, issuances of common stock or other securities, and the declaration and payment of dividends on the common stock.  In addition, Mr. Gabelli will be able to determine the outcome of matters submitted to a vote of our shareholders for approval and will be able to cause or prevent a change in control of Teton Advisors.  As a result of Mr. Gabelli's control, none of Teton Advisors’ agreements with Mr. Gabelli and other companies controlled by him have been arrived at through "arm's-length" negotiations, although Teton Advisors believes that the parties endeavor to implement market-based terms.  There can be no assurance that Teton Advisors would not have received more favorable terms from an unaffiliated party.

We depend on key personnel.

Teton Advisors’ future success depends to a substantial degree on its ability to retain and attract qualified personnel to conduct its investment management business.  The market for qualified portfolio managers is extremely competitive and has grown more so in recent periods as the investment management industry has experienced growth.  Teton Advisors anticipates that it will be necessary for Teton Advisors to add portfolio managers and investment analysts as Teton Advisors further diversifies its investment products and strategies and operates on an independent basis.  There can be no assurance, however, that Teton Advisors will be successful in its efforts to recruit and retain the required personnel.  The loss of key management professionals or the inability to recruit and retain sufficient portfolio managers and marketing personnel could have a material adverse effect on Teton Advisors’ business.

Potential adverse effects onTeton Advisors’ performance prospects from a decline in the performance of the securities markets.

Teton Advisors’ results of operations are affected by many economic factors, including the performance of the securities markets.  During the 1990s, unusually favorable and sustained performance of the U.S. securities markets, and the U.S. equity market, in particular, attracted substantial inflows of new investments in these markets and has contributed to significant market appreciation which has, in turn, led to an increase in Teton Advisors’ assets under management and revenues.  At September 30, 2007, approximately 76% of Teton Advisors’ assets under management were invested in equity securities.  More recently, the securities markets in general have experienced significant volatility, with declines in value experienced during the years 2001 and 2002, and increases in subsequent years.  Any decline in the securities markets, in general, and the equity markets, in particular, could reduce Teton Advisors’ assets under management and consequently reduce its revenues.  In addition, any such decline in the equity markets, failure of these markets to sustain their prior levels of growth, or continued short-term volatility in these markets could result in investors withdrawing from the equity markets or decreasing their rate of investment, either of which would be likely to adversely affect Teton Advisors.  From time to time, a relatively high proportion of the assets Teton Advisors manages may be concentrated in particular industry sectors.  A general decline in the performance of securities in those industry sectors could have an adverse effect on Teton Advisors’ assets under management and revenues.

Future investment performance could reduce revenues and other income.

Success in the investment management and mutual fund businesses is dependent on investment performance as well as distribution and client servicing.  Good performance generally stimulates sales of Teton Advisors’ investment products and tends to keep withdrawals and redemptions low, which generates higher management fees (which are based on the amount of assets under management).  Conversely, relatively poor performance tends to result in decreased sales, increased withdrawals and redemptions in the Westwood Funds, with corresponding decreases in revenues to Teton Advisors.  Many analysts of the mutual fund industry believe that investment performance is the most important factor for the growth of open-end funds, such as the Westwood Funds.  Failure of Teton Advisors’ investment products to perform well could, therefore, have a material adverse effect on Teton Advisors.

Teton Advisors relies on third-party distribution programs.

Teton Advisors has since 1996 experienced significant growth in sales of the Westwood Funds through Third-Party Distribution Programs, which are programs sponsored by third-party intermediaries that offer their customers a variety of competing products and administrative services.  Most of the sales growth from Teton Advisors’ Third-Party Distribution Programs is from programs with no transaction fees payable by the customer, which Teton Advisors refers to as NTF Programs.  Approximately $243 million of Teton Advisors’ assets under management in the open-end Westwood Funds as of September 30, 2007 were obtained through NTF Programs.  The cost of participating in Third-Party Distribution Programs is higher than Teton Advisors’ direct distribution costs, and it is anticipated that the cost of Third-Party Distribution Programs will increase in the future.  Any increase would be likely to have an adverse effect on Teton Advisors’ profit margins and results of operations.  In addition, there can be no assurance that the Third-Party Distribution Programs will continue to distribute the Westwood Funds.  At September 30, 2007, approximately 68% of the NTF Program net assets in the Westwood Funds are attributable to two NTF Programs.  The decision by these Third-Party Distribution Programs to discontinue distribution of the Westwood Funds, or a decision by us to withdraw one or more of the Westwood Funds from the programs, could have an adverse effect on Teton Advisors’ growth of assets under management.

Operational risks may disruptTeton Advisors’ businesses, result in regulatory action against Teton Advisors or limit its growth.

Teton Advisors faces operational risk arising from errors made in the execution, confirmation or settlement of transactions or from transactions not being properly recorded, evaluated or accounted for.  Teton Advisors’ business is highly dependent on its ability to process, on a daily basis, transactions across markets in an efficient and accurate manner. Consequently, Teton Advisors relies heavily on its financial, accounting and other data processing systems. If any of these systems do not operate properly or are disabled, Teton Advisors could suffer financial loss, a disruption of its businesses, liability to clients, regulatory intervention or reputational damage.

Dependence on information systems.

Teton Advisors operates in an industry that is highly dependent on its information systems and technology.  Teton Advisors outsources a significant portion of its information systems operations to third parties who are responsible for providing the management, maintenance and updating of such systems.  There can be no assurance, however, that Teton Advisors’ information systems and technology will continue to be able to accommodate its growth or that the cost of maintaining such outsourcing arrangements will not increase from its current level.  Such a failure to accommodate growth, or an increase in costs related to these information systems, could have a material adverse effect on Teton Advisors.

Teton Advisors faces exposure to litigation within its business.

The volume of litigation against financial services firms and the amount of damages claimed has increased over the past several years.  The types of claims that Teton Advisors may face are varied.  For example, Teton Advisors may face claims against it for purchasing securities that are inconsistent with a client’s investment objectives or guidelines, in connection with the operation of the Westwood Funds or arising from an employment dispute.  The risk of litigation is difficult to assess or quantify, and may occur years after the activities or events at issue.  Even if Teton Advisors prevails in a legal action brought against it, the costs alone of defending against the action could have a material adverse effect on Teton Advisors.

Teton Advisors’ reputation is critical to its success.

Teton Advisors’ reputation is critical to maintaining and developing relationships with its clients, the Westwood Fund shareholders and third-party intermediaries.  In recent years, there have been a number of well-publicized cases involving fraud, conflicts of interest or other misconduct by individuals in the financial services industry.  Misconduct by Teton Advisors’ staff, or even unsubstantiated allegations, could result not only in direct financial harm but also harm to Teton Advisors’ reputation, causing injury to the value of its brands and its ability to retain or attract assets under management.  In addition, in certain circumstances, misconduct on the part of Teton Advisors’ clients or other parties could damage its reputation.  Harm to Teton Advisors’ reputation could have a material adverse effect on it.

Teton Advisors faces strong competition from numerous and sometimes larger companies.

Teton Advisors competes with numerous investment management companies, stock brokerage and investment banking firms, insurance companies, banks, savings and loan associations and other financial institutions.  Continuing consolidation in the financial services industry has created stronger competitors with greater financial resources and broader distribution channels than Teton Advisors’ own.  To the extent that existing or potential customers, including securities dealers, decide to invest in or distribute the products of Teton Advisors’ competitors, the sales of its products as well as its market share, revenues and net income could decline.

Listing and Trading

The shares of Teton Advisors’ common stock are and will not be listed on any exchange. Following the Spin-off, the shares may trade in the Pink Sheets.

Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences resulting from the Spin-off. This discussion is based upon the U.S. federal income tax laws and regulations now in effect and as currently interpreted and does not take into account possible changes in such tax laws or interpretations, any of which may be applied retroactively.

The following summary is for general information only and may not be applicable to shareholders who received their shares of Teton Advisors’ stock pursuant to an employee benefit plan or who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code (the “Code”). Each shareholder’s individual circumstances may affect the tax consequences of the distribution to such shareholder.  In addition, no information is provided with respect to tax consequences under any applicable foreign, state or local laws. Consequently, shareholders are advised to consult their own tax advisor as to the specific tax consequences of the distribution and the effect of possible changes in tax laws.

We have not sought and have not received, and do not plan on seeking or obtaining, a ruling from the Internal Revenue Service (“IRS”) regarding the tax consequences of the Spin-off. Nonetheless, we intend to structure the Spin-off in a manner that will qualify as a tax-free spin-off for federal income tax purposes under Section 355 of the Code. However, there can be no assurance of this result. Provided the Spin-off so qualifies, we believe that the Spin-off would produce the following consequences:

•	GAMCO will not recognize any gain or loss upon the distribution of the stock of Teton Advisors to the GAMCO shareholders;

•	no gain or loss will be recognized by, or be includible in the income of, a holder of GAMCO’s common stock solely as the result of the receipt of Teton Advisors’ common stock in the distribution;

•
the aggregate basis of GAMCO’s common stock and Teton Advisors’ common stock in the hands of GAMCO’s shareholders immediately after the distribution will be the same as the aggregate basis of GAMCO’s common stock held by the shareholders immediately before the distribution, allocated between the common stock of GAMCO and Teton Advisors in proportion to the relative fair market values of each on the date of issuance of Teton Advisors; and

•
the holding period of Teton Advisors’ common stock received by GAMCO’s stockholders will include the holding period of their GAMCO common stock with respect to which the distribution was made, provided that such GAMCO common stock is held as a capital asset on the date of the distribution.

If the Spin-off were not to qualify as a tax-free distribution under Section 355 of the Code, (i) the corporate-level tax would be based upon the excess of the fair market value of the shares of Teton Advisors common stock outstanding on the distribution date, over GAMCO’s adjusted tax basis for such shares on such date, and (ii) each GAMCO stockholder who receives shares of Teton Advisors’ common stock in the distribution would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of such shares on the distribution date, taxed first as a dividend to the extent of such holder’s pro rata share of GAMCO’s current and accumulated earnings and profits (as increased to reflect any GAMCO gain on a taxable distribution as discussed above), and then as a nontaxable return of capital to the extent of such holder’s tax basis in the shares of GAMCO stock, with any remaining amount being taxed as capital gain (provided that the GAMCO shares were held by the shareholder as a capital asset on the distribution date). Shareholders that are corporations may be subject to additional special provisions dealing with taxable distributions, such as the dividends received deduction and the extraordinary dividend rules.

In addition, under Section 355(e) of the Code, even if the Spin-off qualifies as tax-free, the Spin-off could nevertheless become taxable to GAMCO (but not GAMCO’s shareholders) if Teton Advisors or GAMCO were to undergo a change in control pursuant to a plan or a series of related transactions, which include the distribution.  Any transaction which occurs within the four-year period beginning two years prior to the distribution is presumed to be part of a plan or a series of related transactions, which include the distribution unless GAMCO establishes otherwise.  In this context, a change in control generally means a shift in 50% or more of the ownership of either GAMCO or Teton Advisors.

Regulatory Approvals

We do not believe that any regulatory approvals are required in connection with the Spin-off.

Recommendation

The Board recommends that shareholders vote FOR approval of the proposed Spin-off.

Required Vote

Approval requires the affirmative vote of a majority of the votes present and cast at the meeting.

PROPOSAL 2:
VOTE ON BOARD CONSIDERATION OF RECLASSIFICATION OF CLASS B STOCK

Holders of our Class A Stock are asked to vote on whether the Board should consider the conversion and reclassification of all of our shares of Class B Stock into shares of Class A Stock at a ratio of 1.15 shares of Class A Stock for each share of Class B Stock (the “Reclassification Proposal”). Our Board, however, has not determined whether to proceed with the conversion and reclassification of our Class B Stock or, if so, what an appropriate exchange ratio would be. The Board will consider the vote on the Reclassification Proposal and other factors in determining whether to recommend the conversion and reclassification of our Class B Stock. If our Board does determine that it would be in the best interests of all shareholders to convert and reclassify all of our shares of Class B Stock into shares of Class A Stock, we will present the proposal for a vote of the shareholders at our next annual meeting of shareholders.

Reclassification of Class B Stock

In February 1999, we sold 6 million shares of Class A Stock at $17.50 per share in our initial public offering. At that time, GGCP and its subsidiaries owned all 24 million shares of our Class B Stock. The holders of Class A Stock were and are entitled to one vote per share while the holders of Class B Stock were and are entitled to ten votes per share.  As of September 30, 2007, GGCP owned 72% of our common stock outstanding on a combined basis, representing 95% of the total voting power on a combined basis.

One of our significant Class A Stock shareholders has suggested that we consider eliminating our dual class structure in which our Class A Stock has one vote per share and our Class B Stock has ten votes per share. One way of eliminating the dual class structure would be to convert and reclassify all outstanding shares of Class B Stock into shares of Class A Stock.

Purpose and Results of Vote

The Reclassification Proposal seeks to determine whether our holders of Class A Stock want the Board to consider converting and reclassifying all outstanding shares of Class B Stock into shares of Class A Stock at a ratio of 1.15 shares of Class A Stock for each share of Class B Stock.  The hypothetical conversion ratio does not represent the Board’s view as to a fair or appropriate conversion ratio if the shares of Class B Stock were to be converted into shares of Class A Stock. The hypothetical conversion ratio, however, does represent the Board’s belief that the holders of the Class B Stock will not agree to convert their shares and give up their enhanced voting power unless this ratio is greater than one share of Class A Stock for each share of Class B Stock.

Before expending resources to obtain a “fairness opinion” from an independent party and evaluate various options for eliminating the dual class structure, the Board believes that it is appropriate to solicit the views of the holders of our Class A Stock. If the proposal is approved, the Board will consider whether the 1.15 conversion ratio is fair and may seek to retain an independent party to render a “fairness opinion”.

Even if the Reclassification Proposal is approved, there can be no assurance that the shares of Class B Stock will be converted into shares of Class A Stock at a ratio of 1.15 or at any other ratio.  If the Reclassification Proposal is approved, the Board will evaluate the proposal and, if after such evaluation, the Board believes that we should convert all of the shares of Class B Stock into shares of Class A Stock at a particular ratio, the Board will present the proposal in our proxy statement for our next annual meeting of shareholders, which is currently scheduled for May 2008.

In light of the current stock ownership, even if all of our shares of Class B Stock were converted into shares of Class A Stock, GGCP would still own a majority or our shares of common stock outstanding and a majority of the total voting power.

Recommendation

The Board does not make any recommendation with respect to this proposal.

Required Vote

Approval requires the affirmative vote of a majority of the shares of Class A Stock present and voting at the meeting.

PROPOSAL 3:
APPROVE REVISED EMPLOYMENT AGREEMENT WITH MR. GABELLI

Shareholders are asked to approve an amended and restated Employment Agreement with Mr. Gabelli (“Revised Employment Agreement”).  A copy of the Revised Employment Agreement is attached to this proxy statement as Exhibit B and incorporated herein.  The summary below is qualified by reference to the Revised Employment Agreement.

Mr. Gabelli’s Existing Employment Agreement

Prior to our initial public offering in February 1999, we entered into an Employment Agreement with Mr. Gabelli relating to his service as Chairman of the Board, Chief Executive Officer and Chief Investment Officer of the company, as well as an executive for certain subsidiaries and portfolio manager for certain mutual funds and separate accounts. Mr. Gabelli has agreed that while he is employed by us he will not provide investment management services outside of the company, except for certain permitted accounts. The Employment Agreement may not be amended without the approval of the Compensation Committee.

Pursuant to the Employment Agreement, Mr. Gabelli receives an incentive-based management fee in the amount of 10% of our aggregate pre-tax profits, if any, as computed for financial reporting purposes in accordance with U.S. generally accepted accounting principles (before consideration of this fee) so long as he is an executive of the company and devotes the substantial majority of his working time to our business. This incentive-based management fee is subject to the Compensation Committee’s review at least annually for compliance with its terms.

Under the Employment Agreement and consistent with the firm’s practice since its inception in 1977, Mr. Gabelli also receives a percentage of revenues or net operating contribution, which are substantially derived from assets under management, as compensation relating to or generated by the following activities: (i) managing or overseeing the management of various investment companies and partnerships, (ii) attracting mutual fund shareholders, (iii) attracting and managing separate accounts, and (iv) otherwise generating revenues for the company. Such payments are made in a manner and at rates as agreed to from time to time by the company, which rates have been and generally will be the same as those received by other professionals in the company performing similar services. With respect to our institutional and high net worth asset management and mutual fund advisory business, we pay out up to 40% of the revenues or net operating contribution to the portfolio managers and marketing staff who introduce, service or generate such business, with payments involving the separate accounts being typically based on revenues and payments involving the mutual funds being typically based on net operating contribution.

Proposed Revisions to Mr. Gabelli’s Employment Agreement

The Compensation Committee and Mr. Gabelli have agreed to the Revised Employment Agreement. The principal revisions include: (i) eliminating outdated provisions, clarifying certain language and reflecting our name change, (ii) revising the term of the Employment Agreement from an indefinite term to a three-year term that automatically renews unless either party given written notice at least 90 days in advance of the expiration date, (iii) allowing for services to be performed for former subsidiaries that are spun off to shareholders or otherwise cease to be subsidiaries in similar transactions (which would include Teton Advisors if the Spin-off occurs), (iv) allowing new investors in the permitted outside accounts if all of the performance fees less expenses generated by assets attributable to such investors are paid to us, (v) allowing for the management fee to be paid directly to Mr. Gabelli or to an entity designated by him, and (vi) adding certain language to ensure that the Revised Employment Agreement is construed to avoid the imposition of any tax pursuant to Section 409A of the Code. The other substantive provisions of the Employment Agreement with Mr. Gabelli remain the same in the Revised Employment Agreement.

Recommendation

The Board of Directors recommends that shareholders vote FOR approval of the Revised Employment Agreement with Mr. Gabelli.

Required Vote

Approval requires the affirmative vote of a majority of the votes present and cast at the meeting.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table.  The following table summarizes the compensation of our executive officers who received the highest compensation during 2006:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation($)		Total ($)
Mario J. Gabelli	2006	-0-	(a)	-0-	(b)	-0-	-0-	-0-	-0-		57,874,776	(c)	57,874,776
Chairman of the Board, Chief Executive Officer and Chief Investment Officer-Value Portfolios Douglas R. Jamieson	2006	300,000		300,000	(d)	-0-	-0-	-0-	25,447	(e)	3,726,942	(f)	4,352,389
President and Chief Operating Officer James E. McKee	2006	300,000		300,000	(d)	-0-	-0-	-0-	33,606	(e)	-0-		633,606
Vice President, General Counsel and Secretary
Bruce N. Alpert	2006	300,000		300,000	(d)	-0-	-0-	-0-	16,803	(e)	13,972	(g)	630,775
Executive Vice President and Chief Operating Officer of Gabelli Funds, LLC John C. Ferrara	2006	-0-		-0-		-0-	-0-	-0-	-0-		627,500	(h)	627,500
Interim Chief Financial Officer Michael R. Anastasio(i)	2006	120,769		-0-		-0-	-0-	-0-	-0-		163,540	(j)	284,309
Former Vice President,
Chief Financial Officer

(a)	Mr. Gabelli received no fixed salary. Refer to footnote (c).

(b)	Mr. Gabelli received no bonus. Refer to footnote (c).

(c)	Mr. Gabelli’s remuneration for 2006 was comprised of the following:

Incentive Management Fee as CEO and Other of GAMCO* ($)	Portfolio Manager and Other Variable Remuneration ($)	Perquisites ($)	Total Remuneration ($)
13,225,390	44,622,398	26,988	57,874,776

*	As described in the Compensation Discussion and Analysis beginning on page [ ].

Represents:  (i) $13,225,390 representing the incentive-based management fee (10% of GAMCO’s pre-tax profits); (ii) $14,762,702 for acting as portfolio manager and/or attracting and providing client service to a large number of GAMCO’s separate accounts; (iii) $18,111,900 for creating and acting as portfolio manager of several open-end Gabelli Funds; (iv) $9,997,477 for creating and acting as portfolio manager of the closed-end Gabelli Funds; (v) $1,750,319 for providing other services, including acting as portfolio manager of investment partnerships and as a broker; and (vi) $26,988 of perquisites or personal benefits. The perquisites or personal benefits consist of club dues or assessments (which clubs are also used by other officers, directors or employees of the company) of $18,714, personal use of a company owned car of $4,036, and insurance costs for two other cars of $4,238. The amount for the personal use of the company owned car is calculated using 100% of the insurance costs and registration fees and 5% of the gasoline charges and estimated depreciation. It is estimated that personal use comprises 5% of the mileage for the company owned car.

(d)
$150,000 of this amount vests and is payable on March 31, 2008 if the individual remains employed by GAMCO at that time. In lieu of interest, the individual will be paid an amount equal to the return on a selected investment partnership managed by GAMCO. See the Nonqualified Deferred Compensation Table on page [   ] for more details.

(e)
Represents the amount earned on nonqualified deferred compensation in excess of 120% of the applicable federal long-term rate. See the Nonqualified Deferred Compensation Table on page [   ] for more details.

(f)
Represents incentive-based variable compensation in the amount of $3,726,942 for attracting and/or providing client service to separate accounts, shareholders of the Gabelli Funds or investors in other products sponsored by GAMCO (“Variable Compensation”) as described in the Compensation and Discussion Analysis beginning on page [   ].

(g)	Represents Variable Compensation.

(h)	Mr. Ferrara was named Interim Chief Financial Officer in May 2006. Represents director fee payments of $65,000 and consulting fees of $562,500 for his service as Interim Chief Financial Officer.

(i)	Mr. Anastasio resigned from GAMCO in May 2006.

(j)
Represents $13,540 of Variable Compensation and accrued consulting fees. In December 2006, Mr. Anastasio entered into a consulting agreement with GAMCO where he would be paid $75,000 in January 2007 and $75,000 in January 2008 in consideration for his consulting services.

Option Grants.  There were no stock options granted in 2006 to the executive officers named in the Summary Compensation Table. Stock options granted previously were granted at 100% of fair market value on the date of grant and were generally exercisable with respect to 75% of the shares on the third anniversary of the grant and with respect to 100% of the shares on the fourth anniversary of the grant. In June 2005, the vesting of all stock options granted to executive officers, directors, and staff members was accelerated and all stock options granted prior to that time became fully vested and immediately exercisable.

Fiscal Year-End Options Table.  The following table shows information about options outstanding at December 31, 2006 for each of the executive officers named in the Summary Compensation Table.

Outstanding Equity Awards At December 31, 2006

	Number of
	Securities Underlying
	Unexercised Options at		Option	Option
	December 31, 2006		Exercise	Expiration
Name	Exercisable (#)	Unexercisable (#)	Price	Date
Mario J. Gabelli	-0-	-0-	N/A	N/A
Douglas R. Jamieson	20,000	-0-	$29.00	5/13/13
James E. McKee	5,000	-0-	$31.62	2/20/11
Bruce N. Alpert	2,000	-0-	$29.00	5/13/13
John C. Ferrara	-0-	-0-	N/A	N/A
Michael R. Anastasio	-0-	-0-	N/A	N/A

2006 Option Exercises Table.  The following table shows the stock option exercises in 2006 and the related value realized on those exercises for each of the executive officers named in the Summary Compensation Table.

Option Exercises Table

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Mario J. Gabelli	-0-	-0-
Douglas R. Jamieson	-0-	-0-
James E. McKee	-0-	-0-
Bruce N. Alpert	-0-	-0-
John C. Ferrara	-0-	-0-
Michael R. Anastasio	2,500	13,540

2006 Nonqualified Deferred Compensation Table.  The following table shows nonqualified deferred compensation payable to the executive officers named in the Summary Compensation Table.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balances at December 31, 2006 ($)
Mario J. Gabelli	-0-	-0-		-0-		-0-	-0-
Douglas R. Jamieson	-0-	150,000	(a)	52,339	(b)	-0-	527,651
James E. McKee	-0-	150,000	(a)	69,120	(c)	-0-	694,433
Bruce N. Alpert	-0-	150,000	(a)	34,560	(d)	(100,000)	347,216
John C. Ferrara	-0-	-0-		-0-		-0-	-0-
Michael R. Anastasio(e)	-0-	-0-		-0-		-0-	-0-

(a)	This amount is included in the bonus column to the Summary Compensation Table.

(b)	Of this amount, $25,447 is included in the change in pension value and nonqualified deferred compensation earnings column of the Summary Compensation Table.

(c)	Of this amount, $33,606 is included in the change in pension value and nonqualified deferred compensation earnings column of the Summary Compensation Table.

(d)	Of this amount, $16,803 is included in the change in pension value and nonqualified deferred compensation earnings column of the Summary Compensation Table.

(e)	Mr. Anastasio forfeited $350,000 in deferred compensation upon his resignation in May 2006.

As discussed in the Compensation Discussion and Analysis below, the company deferred one half of the annual bonuses paid to Messrs. Jamieson, McKee and Alpert. The mandatory deferrals for 2006 shown in the table above vest on March 31, 2008, and the individual must be employed at the time of payment to receive this compensation. These deferrals earn a return equal to the rate of return on one of our investment partnerships after payment of the management fee but before the payment of any incentive fee.

Compensation Discussion and Analysis

The investment management and securities industries are highly competitive and experienced professionals have significant career mobility. We believe that the ability to attract, retain and provide appropriate incentives for the highest quality professional personnel is important for maintaining our competitive position in the investment management and securities industries, as well as for providing for the long-term success of GAMCO.

Most of GAMCO’s compensation expense is incentive-based variable compensation that will increase or decrease based on the revenues from our assets under management. Since 1977, we have paid out up to 40% of the revenues or net operating contribution to the marketing staff and portfolio managers who introduce, service or generate our separate account and mutual fund business, with payments involving the separate accounts being typically based on revenues and payments involving the mutual funds being typically based on net operating contribution. We believe that the variable compensation formulas in place for our marketing staff and portfolio managers provide significant incentives for the growth of our business.

Our administrative, operations, legal and finance personnel generally receive the majority of their compensation in the form of base salaries and annual bonuses. We will often defer a portion of the annual bonuses for one to two years as a retention device or for other reasons. We believe that GAMCO must pay competitive levels of cash compensation. We also believe that appropriate equity incentive programs may motivate and retain our professional personnel but that these programs must always be consistent with stockholder interests. Our Compensation Committee is currently exploring the implementation of a restricted stock program.

Executive Officer Compensation

The compensation for our executive officers (other than for Mr. Gabelli whose compensation is described separately below) is composed of base salary, annual bonus compensation, equity compensation, incentive-based variable compensation and benefits. Mr. Ferrara was paid consulting fees of $75,000 per month for his service as Interim Chief Financial Officer.

•	Base Salary

Mr. Gabelli recommends to the Compensation Committee the amounts of the base salaries for our executive officers, which amounts are subject to the Committee’s review and approval. The maximum base salary for our executive officers is $300,000, as it has been since prior to our initial public offering in 1999. The base salaries for Messrs. Alpert, Jamieson and McKee have been set at $300,000 for 2007 as they were in 2006. Mr. Gabelli receives no base salary.

•	Annual Bonus

Mr. Gabelli recommends to the Compensation Committee the amounts of the annual bonuses for our executive officers, which amounts are subject to the Committee’s review and approval. The factors considered by Mr. Gabelli in making annual bonus recommendations are typically subjective, such as perceptions of experience, performance and responsibilities. The recommendations are not tied to the performance of the firm as a whole or the market value of our stock.

A portion of the annual bonuses for our executive officers are often deferred for between one and two years. The terms of the deferrals are recommended by Mr. Gabelli to the Compensation Committee, which terms are subject to the Committee’s review and approval, and are not at the discretion of the executive officers. The deferrals typically earn a return equal to the return of one of our investment partnerships after payment of the management fee but before payment of any incentive fee. In order to receive a deferred bonus payment, an executive officer must be employed by the company at the time of payment.

•	Equity Compensation

Our executive compensation program may also include stock option or restricted stock awards, which may provide additional incentives to increase shareholder value and retain qualified individuals. No stock option awards have been granted to any of the executive officers since 2003. Our Compensation Committee is currently exploring the implementation of a restricted stock program. In past years, individual stock option award levels were based upon a subjective evaluation of each individual’s overall past and expected future contribution. There was no formula used to determine option awards for any individual.

•	Variable Compensation

To the extent that they have the proper regulatory registrations, all of our staff are eligible to receive incentive-based variable compensation for attracting or providing client service to separate accounts, shareholders of the Gabelli Funds or investors in our other products. Mr. Jamieson, who provides client service to a significant number of separate accounts, received the majority of his total 2006 compensation from variable compensation payments.

In the course of fulfilling Mr. Gabelli’s duties, the company at times brings on certain individuals to aid him. When this occurs, the company offsets those costs by a reduction in compensation payable to Mr. Gabelli. In 2006, this amounted to $4,787,500. Of this amount, $1.25 million was paid to Mr. Jamieson for his service as President.

Because these compensation arrangements involve variable incentive-based fees, the $1.0 million deductibility limit of Section 162(m) is generally not expected to apply to the payments.

Chief Executive Officer Compensation

Mr. Gabelli received no base salary, no bonus and no stock options in 2006, as has been the case for each year since we went public in 1999. All of the compensation paid to Mr. Gabelli in 2006 was incentive-based variable compensation that was paid in accordance with Mr. Gabelli’s Employment Agreement.

Prior to our initial public offering in February 1999, we entered into an Employment Agreement with Mr. Gabelli relating to his service as Chairman of the Board, Chief Executive Officer and Chief Investment Officer of the company, as well as an executive for certain subsidiaries and portfolio manager for certain mutual funds and separate accounts. Mr. Gabelli has agreed that while he is employed by us he will not provide investment management services outside of the company, except for certain permitted accounts. The Employment Agreement may not be amended without the approval of the Compensation Committee.

Pursuant to the Employment Agreement, Mr. Gabelli receives an incentive-based management fee in the amount of 10% of our aggregate pre-tax profits, if any, as computed for financial reporting purposes in accordance with U.S. generally accepted accounting principles (before consideration of this fee) so long as he is an executive of the company and devotes the substantial majority of his working time to our business. This incentive-based management fee is subject to the Compensation Committee’s review at least annually for compliance with its terms. Mr. Gabelli received the following incentive-based management fees during the past five years:

	2002	2003	2004	2005	2006
Management Fee ($ in millions)	9.5	9.0	11.0	11.4	13.2

Under the Employment Agreement and consistent with the firm’s practice since its inception in 1977, Mr. Gabelli also receives a percentage of revenues or net operating contribution, which are substantially derived from assets under management, as compensation relating to or generated by the following activities: (i) managing or overseeing the management of various investment companies and partnerships, (ii) attracting mutual fund shareholders, (iii) attracting and managing separate accounts, and (iv) or otherwise generating revenues for the company. Such payments are made in a manner and at rates as agreed to from time to time by the company, which rates have been and generally will be the same as those received by other professionals in the company performing similar services. With respect to our institutional and high net worth asset management and mutual fund advisory business, we pay out up to 40% of the revenues or net operating contribution to the portfolio managers and marketing staff who introduce, service or generate such business, with payments involving the separate accounts being typically based on revenues and payments involving the mutual funds being typically based on net operating contribution.

Mr. Gabelli receives certain perquisites that we believe are reasonable and consistent with industry practice. These perquisites include the full cost of a three-year old car owned by the company including depreciation, fuel, insurance and registration fees, and the insurance costs for two other cars. Mr. Gabelli is also reimbursed for club dues and assessments (which clubs are also used by other officers, directors or employees of the company). We believe that the total cost to the company of these perquisites, to the extent that they may be considered personal benefits, was $26,988 in 2006, and additional information is provided in footnote (c) to the Summary Compensation Table presented above.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis appearing above. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement, which section is also incorporated by reference in GAMCO’s Annual Report on Form 10-K/A.

COMPENSATION COMMITTEE

Vincent S. Tese (Chairman)
Robert S. Prather, Jr.

COMPENSATION OF DIRECTORS

Mr. Mario Gabelli receives no compensation for serving as a director of the company. The directors other than Mr. Mario Gabelli receive annual cash retainers and meeting fees as follows:

Board Member	$50,000
Audit and Compensation Committee Chairman	$10,000
Attendance in person at Board or Committee Meeting	$2,500
Attendance by telephone at Board or Committee Meeting	$2,500

Directors are also eligible to receive stock options. In February 1999, Mr. Pöhl was granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $16.275 per share. In February 2000, Mr. Ferrara was granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $16.00 per share. In May 2004, Messrs. Artzt, Prather and Tese were each granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $39.65. In November 2005, Mr. John Gabelli was granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $44.90 per share. In May 2006, Mr. Bready was granted an option to purchase 10,000 shares of Class A Stock at an exercise price of $39.55 per share. In February 2007, Mr. McGrath was granted an option to purchase 10,000 shares of Class A stock at an exercise price of $39.90 per share.

All of the directors’ stock options were granted at 100% of fair market value on the date of grant and have a ten-year term. The options for Messrs. John Gabelli, Bready and McGrath will become exercisable with respect to 75% of the shares after three years from the date of grant and with respect to 100% of the shares after four years from the date of grant.

The following table provides compensation information for 2006 for each non-management member of our Board of Directors:

Director Compensation Table for 2006

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		All Other Compensation ($)		Total ($)
Edwin L. Artzt	57,500	-0-		-0-		57,500
Richard L. Bready	42,692	24,250	(a)	-0-		66,942
John D. Gabelli	65,000	37,469	(b)	443,555	(c)	546,024
Karl Otto Pöhl	65,000	-0-		200,000	(d)	265,000
Robert S. Prather, Jr.	95,667	-0-		-0-		95,667
Vincent S. Tese	102,500	-0-		-0-		102,500
Raymond C. Avansino, Jr.(e)	29,808	-0-		-0-		29,808
Alan C. Heuberger(e)	27,308	-0-		-0-		27,308
Frederic V. Salerno(f)	31,000	-0-		-0-		31,000

(a)
Mr. Bready was granted 10,000 options on May 8, 2006 with a grant date fair value of $39.55 per share, equal to the close of GAMCO stock on that day. This column reflects the dollar amount recognized for financial statement reporting purposes for fiscal year ended December 31, 2006 in accordance with FAS 123(R). See Note F to the financial statements contained in our 2006 Annual Report on Form 10-K/A for assumptions used in the valuation of these awards.

(b)
Mr. John Gabelli was granted 10,000 options on November 5, 2005 with a grant date fair value of $44.90 per share, equal to the close of GAMCO stock on that day. This column reflects the dollar amount recognized for financial statement reporting purposes for fiscal year ended December 31, 2006 in accordance with FAS 123(R). See Note F to the financial statements contained in our 2006 Annual Report on Form 10-K/A for assumptions used in the valuation of these awards.

(c)
Mr. John Gabelli, who is employed by one of our subsidiaries in a sales and marketing role, received $443,555 in incentive-based variable compensation based on the revenues generated by certain investment advisory clients for which he serves as relationship manager. His total compensation may be summarized as follows:

Director Fees ($)	Director Option Award ($)	Total Director Compensation ($)	Relationship Manager Compensation ($)	Total ($)
65,000	37,469	102,469	443,555	546,024

(d)	Mr. Pöhl is paid a $200,000 annual retainer for his availability and services to GAMCO and its Board.

(e)	Messrs. Avansino and Heuberger did not stand for re-election at the May 2006 Shareholder meeting.

(f)	Mr. Salerno resigned in March 2006 from the Board of Directors.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Messrs. Prather and Tese. Neither of these individuals has ever been an officer or employee of the company. During 2006, none of our executive officers served on the board of directors or compensation committee of any entity that employed any member of our Compensation Committee or served on the compensation committee of any entity that employed any member of our Board of Directors.

CERTAIN OWNERSHIP OF OUR STOCK

The following table sets forth, as of September 30, 2007, certain information with respect to all persons known to us who beneficially own more than 5% of the Class A Stock or Class B Stock. The table also sets forth information with respect to stock ownership of the directors, nominees, each of the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which a person has the sole or shared voting or investment power and any shares which the person can acquire within 60 days (e.g., through the exercise of stock options). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares set forth in the table.

Name of Beneficial Owner*	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
5% or More Shareholders Artisan Partners L.P.	Class A	657,900	(1)	8.8
Baron Capital Group, Inc.	Class A	561,800	(2)	7.6
Cascade Investment, L.L.C.	Class A	943,396	(3)	11.3
Frederick J. Mancheski	Class A	1,900,739	(4)	25.6
Royce & Associates, LLC	Class A	599,200	(5)	8.1
Directors and Executive Officers
Mario J. Gabelli	Class B	20,432,639	(6)	99.0
Bruce N. Alpert	Class A	29,390	(7)	**
Douglas R. Jamieson	Class A	24,147	(8)	**
	Class B	20,000		**
James E. McKee	Class A	8,092	(9)	**
	Class B	2,470		**
Edwin L. Artzt	Class A	10,000	(10)	**
Richard L. Bready	Class A	1,000		**
John C. Ferrara	Class A	—		—
John D. Gabelli	Class A	7,934		**
Eugene R. McGrath	Class A	1,000	(11)	**
Karl Otto Pöhl	Class A	—		—
Robert S. Prather, Jr.	Class A	10,010	(10)	**
Vincent S. Tese	Class A	10,000	(10)	**
All Directors and Executive Officers asa Group	Class A	101,573		1.4
	Class B	20,455,109		99.1

*
The address of each beneficial owner of more than 5% of the Class A Stock or Class B Stock is as follows: Artisan Partners L.P., 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202; Baron Capital Group, Inc., 767 Fifth Avenue, New York, NY 10153; Cascade Investment, LLC, 2365 Carillon Point, Kirkland, WA 98033; Frederick J. Mancheski, 1060 Vegas Valley Drive, Las Vegas, Nevada 89109; Royce & Associates, LLC, 1414 Avenue of the Americas, New York, NY 10019; and Mario J. Gabelli, One Corporate Center, Rye, NY 10580.

**	Represents beneficial ownership of less than 1%.

(1)
As reported in an amendment to Schedule 13G, dated January 26, 2007. According to this filing, Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler beneficially own 657,900 shares, and Artisan Funds, Inc. beneficially owns 317,900 shares and each of the reporting persons has shared voting and shared dispositive power with respect to these shares, except that the reporting persons have no voting power with respect to some of the shares.

(2)
As reported in an amendment to Schedule 13G, dated February 14, 2007. According to this filing, Baron Capital Group, Inc. and Ronald Baron beneficially own 561,800 shares, BAMCO, Inc. beneficially owns 554,000 shares, and Baron Capital Management, Inc. beneficially owns 7,800 shares and each of the reporting persons has shared voting and shared dispositive power with respect to these shares, except that the reporting persons have no voting power with respect to some of the shares. These reporting persons disclaim beneficial ownership to the extent these shares are held by their investment advisory clients and not directly by the reporting persons.

(3)
As reported in a Form 4 dated September 15, 2006. Cascade Investment, L.L.C.’s beneficial ownership of these shares assumes the conversion of a $50 million convertible note purchased by it from GAMCO. The shares beneficially owned by Cascade Investment, L.L.C. may be deemed to be beneficially owned by William H. Gates III, the sole member of Cascade Investment, L.L.C.

(4)
As reported in an amendment to Schedule 13D, dated January 9, 2007. Pursuant to an Exchange and Standstill Agreement between GAMCO and Mr. Mancheski, dated May 31, 2006, 1,861,089 of these shares are subject to a lockup period of two years beginning September 1, 2006. On the first day of each month during the lockup period, 86,318 shares are freed from the restriction and may thereafter be sold. Pursuant to the Exchange and Settlement Agreement, Mr. Mancheski also agreed, among other things, (i) not to solicit proxies in opposition to company management; (ii) not to attempt to exercise any control over management or the company; (iii) to vote his shares in favor of the nominees and positions advocated by the board of directors; (iv) subject to certain exceptions, not to acquire any additional shares of the company or seek to acquire the company; (v) not to become part of a “group” with any other persons; (vi) not to initiate, propose or submit one or more stockholder proposals or induce or attempt to induce any other person to initiate any stockholder proposal; (vii) not to seek to call or to request the call of, a special meeting of the company’s stockholders, or make a request for a list of the company’s stockholders; (viii) not to deposit any Class A Stock or other Voting Securities (as defined in the Exchange and Standstill Agreement) in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof; and (ix) not to commence, encourage, or support any derivative action in the name of the company or any class action against the company or any of its officers or directors, each for a period of ten years.

(5)	As reported in an amendment to Schedule 13G, dated January 31, 2007. According to this filing, Royce & Associates LLC has sole voting and sole dispositive power with respect to these shares.

(6)	20,428,500 of these shares are owned by GGCP, Inc. (“GGCP”). Mr. Gabelli disclaims beneficial ownership of the shares owned by GGCP in excess of his ownership interest in GGCP.

(7)	Includes 2,000 shares that may be acquired through the exercise of stock options.

(8)	Includes 20,000 shares that may be acquired through the exercise of stock options.

(9)	Includes 5,000 shares that may be acquired through the exercise of stock options.

(10)	Includes 10,000 shares that may be acquired through the exercise of stock options.

(11)	Mr. McGrath has shared voting and dispositive power with respect to these shares.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Qualified shareholders who want to have proposals included in our proxy statement in connection with our 2008 annual meeting must deliver such proposals so that they are received at our principal executive offices at One Corporate Center, Rye, New York 10580 by December 26, 2007, in order to be considered for inclusion in next year’s proxy statement and proxy.

OTHER MATTERS

We know of no other matters to be presented to you at the meeting other than the matters described above. If other matters are considered at the meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of the company.

EXHIBIT A

Financial Statements
Gabelli Advisers, Inc.
For the years ended December 31, 2005 and 2006
with Report of Independent Auditors

Gabelli Advisers, Inc.

Financial Statements

For the years ended December 31, 2005 and 2006

Contents

Report of Independent Auditors................................................................................................................................................................	1

Statements of Operations............................................................................................................................................................................	2
Statements of Financial Condition.............................................................................................................................................................	3
Statements of Stockholder' Equity.............................................................................................................................................................	4
Statements of Cash Flows...........................................................................................................................................................................	5
Notes to Financial Statements....................................................................................................................................................................	6

Report of Independent Auditors

The Board of Directors and Stockholders
Gabelli Advisers, Inc.

We have audited the accompanying statements of financial condition of Gabelli Advisers, Inc. (the “Company”) as of December 31, 2005 and 2006, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gabelli Advisers, Inc. at December 31, 2005 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP
New York, New York
October 25, 2007

Gabelli Advisers, Inc.

Statements of Operations

	Years ended December 31
	2005	2006

Revenues
Investment advisory fees	$3,682,140	$3,676,139
Other income	116,592	230,806
Total revenues	3,798,732	3,906,945

Expenses
Management fees	1,479,227	-
Sub-advisory fees	758,485	843,628
Marketing and administrative fees	819,697	819,296
Compensation	213,873	307,332
Distribution costs and expense reimbursements	437,613	130,368
Other	92,467	78,632
Total expenses	3,801,362	2,179,256

(Loss) income before income taxes	(2,630)	1,727,689
Income taxes (benefit) expense	(1,394)	596,688
Net (loss) income	$(1,236)	$1,131,001

See accompanying notes.

Gabelli Advisers, Inc.

Statements of Financial Condition

	December 31
	2005	2006

Assets
Cash equivalents	$4,500,566	$2,561,080
Investment advisory fees receivable	307,388	301,020
Deferred tax asset	2,042	13,649
Current tax receivable	-	16,024
Receivables from affiliates	3,689	40,582
Other assets	30,907	39,874
Total assets	$4,844,592	$2,972,229

Liabilities and stockholders’ equity
Payables to affiliates	$3,629,287	$527,253
Income taxes payable	5,681	-
Dividend payable	-	1,366,811
Accrued expenses and other liabilities	231,729	336,080
Total liabilities	3,866,697	2,230,144

Stockholders’ equity:
Class A Common stock, $.001 par value; 1,200,000 shares authorized: 259,394 shares issued and outstanding in 2005 and 2006	259	259
Class B Common stock, $.001 par value; 800,000 shares authorized; 792,000 issued and outstanding in 2005 and 2006	792	792
Additional paid in capital – Class A	296,911	296,911
Retained earnings	679,933	444,123
Total stockholders’ equity	977,895	742,085
Total liabilities and stockholders’ equity	$4,844,592	$2,972,229

See accompanying notes.

Gabelli Advisers, Inc.

Statements of Stockholders’ Equity
Years ended December 31, 2005 and 2006

			Additional
	Common Stock		Paid in Capital	Retained
	Class A	Class B	- Class A	Earnings	Total

Balance at December 31, 2004	$259	$792	$296,911	$512,041	$810,003
Cumulative adjustment to
retained earnings	–	–	–	169,128	169,128
Balance at December 31, 2004, as restated	259	792	296,911	681,169	979,131
Net loss	–	–	–	(1,236)	(1,236)
Balance at December 31, 2005	259	792	296,911	679,933	977,895
Net income	–	–	–	1,131,001	1,131,001
Dividends paid	–	–	–	(1,366,811)	(1,366,811)
Balance at December 31, 2006	$259	$792	$296,911	$444,123	$742,085

See accompanying notes.

Gabelli Advisers, Inc.

Statements of Cash Flows

	Years ended December 31
	2005	2006
Cash flows from operating activities
Net (loss) income	$(1,236)	$1,131,001
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Deferred tax asset	73,715	(11,607)
(Increase) decrease in operating assets:
Investment advisory fees receivable	(1,814)	6,368
Receivables from affiliates	29,805	(36,893)
Other assets	3,458	(8,967)
(Decrease) increase in operating liabilities:
Payables to affiliates	(782,097)	(3,102,034)
Income taxes payable	(50,679)	(21,705)
Accrued expenses and other liabilities	53,779	104,351
Total adjustments	(673,833)	(3,070,487)
Net cash used in operating activities	(675,069)	(1,939,486)

Net decrease in cash equivalents	(675,069)	(1,939,486)
Cash equivalents at beginning of year	5,175,635	4,500,566
Cash equivalents at end of year	$4,500,566	$2,561,080

Supplemental disclosure of cash flow information
Cash paid for income taxes	$44,487	$599,167
Cash paid for interest	$700	$-

See accompanying notes.

Gabelli Advisers, Inc.

Notes to Financial Statements

December 31, 2006

A. Organization

Gabelli Advisers, Inc. (the “Company”) is a subsidiary of GAMCO Investors, Inc. (“GBL”), and serves as the investment advisor of the Westwood Funds (“Funds”).  The Company’s capital structure consists of 1,200,000 shares authorized of Class A common stock with one vote per share and 800,000 shares authorized of Class B common stock with ten votes per share.  At the date of incorporation, 200,000 shares of the Class A shares were issued to Westwood Management Corporation (“WMC”) and 800,000 shares of Class B shares were issued to GBL and its affiliates.  In addition, certain shareholders exercised warrants to purchase 59,394 shares of the Class A common stock for $5 per share on December 31, 2001.

The Company is an investment adviser registered under the Investment Advisers Act of 1940.

B. Significant Accounting Policies

Cash Equivalents

The Company generally classifies money market mutual funds and other highly liquid investments with a maturity of three months or less as cash equivalents.

Fair Values of Financial Instruments

The carrying amounts of all assets and liabilities in the statements of financial condition approximate their fair values.

Investment Advisory Fees

Investment advisory fees are based on predetermined percentages of the average net assets of the individual funds and are recognized as revenues as the related services are performed.

Distribution Costs

The Company incurs certain promotion and distribution costs, which are expensed as incurred, principally related to the sale of shares of open-end mutual funds.

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

B. Significant Accounting Policies (continued)

Sub-advisory fees

Sub-advisory fees are based on predetermined percentages of net revenues of the individual funds and are recognized as expenses as the related services are performed.

Income Taxes

We account for income taxes under the liability method prescribed by Financial Accounting Standards Board (“FASB”) Statement No. 109, “Accounting for Income Taxes” (“Statement 109”).  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis.  Future tax benefits are recognized only to the extent that realization of such benefits is more likely than not.

Use of Estimates

The preparation of the Company’s financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Recent Accounting Developments

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Errors Corrections,” (“Statement 154”), which is a replacement of Accounting Principles Board Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.”  The statement applies to all voluntary changes in accounting principles, and changes the requirements for accounting for and reporting of a change in accounting principle.  Statement 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable.  The statement is effective for accounting changes and corrections for errors made in fiscal years beginning after December 15, 2005.  The statement does not change the transition provisions of any existing accounting pronouncements.  The Company adopted this statement on January 1, 2006.  The impact of adopting Statement 154 is immaterial to the financial statements.

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

B. Significant Accounting Policies (continued)

Recent Accounting Developments (continued)

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which is an interpretation of Statement 109. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company plans to adopt this interpretation on January 1, 2007. The Company has completed its review and there is no impact of adoption to the Company’s financial statements.

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements”. The statement provides guidance for using fair value to measure assets and liabilities. The statement provides guidance to companies about the extent to which to measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The statement applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The statement does not expand the use of fair value in any new circumstances. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years. The Company plans to adopt this statement on January 1, 2008. The impact of adopting this statement is expected to be immaterial to the financial statements.

In September 2006, Securities and Exchange Commission (“SEC”) released Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (the “SAB”). The SAB addresses diversity in how companies consider and resolve the quantitative effect of financial statement misstatements. The SAB is effective as of the beginning of  the first day of the first reporting period beginning after November 15, 2006.  The Company plans to adopt this SAB on January 1, 2007.  The impact of adopting this SAB is expected to be immaterial to the financial statements.

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

B. Significant Accounting Policies (continued)

Recent Accounting Developments (continued)

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“Statement 159”), which provides companies with an option to report selected financial assets and liabilities at fair value. The standard’s objective is to reduce both the complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Statement 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  This statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of Statement 157.  The Company plans to adopt this statement on January 1, 2008.  The impact of adopting Statement 159 is expected to be immaterial to the financial statements.

C. Income Taxes

The Company accounts for income taxes under the liability method prescribed by Statement 109.  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the temporary differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis. Future tax benefits are recognized only to the extent that realization of such benefits is more likely than not.  At December 31, 2005 and 2006, the Company’s deferred tax asset relates to accrued portfolio manager compensation.

In June 2006, the FASB issued FIN 48. See the Recent Accounting Developments section of Note B for details pertaining to the Company’s adoption and expected effects.

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

C. Income Taxes (continued)

The (benefit from) provision for income taxes for the years ended December 31, 2005 and 2006 consisted of the following:

	2005	2006
Federal:
Current	$465	$593,966
Deferred	(1,995)	(11,316)
State and local:
Current	189	14,328
Deferred	(53)	(290)
	$(1,394)	$596,688

The difference between the Company’s statutory U.S. tax rate and its effective tax rate is primarily due to the effects of state and local income taxes.

D. Stockholders’ Equity

On December 12, 2006, the Board of Directors declared a $1.30 per share dividend to all shareholders of record on December 15, 2006 and payable January 4, 2007.  The cumulative adjustment to retained earnings reflects overaccrual of legal, tax preparation and other expenses offset by an underaccrual of tax expense.

E. Related Party Transactions

All cash equivalents at December 31, 2005 and 2006 were invested in money market mutual funds managed by Gabelli Funds, LLC, an affiliate. The Company earned interest income from these investments of approximately $116,592 and $230,806 for the years ended December 31, 2005 and 2006, respectively, which comprises other income.

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

E. Related Party Transactions (continued)

Gabelli & Company, Inc. (“Gabelli & Co.”) serves as the principal distributor for the Funds. As distributor, Gabelli & Co. incurs certain promotional and distribution costs, which are expensed as incurred, related to the sale of Fund shares. Gabelli & Co. receives reimbursements from the Company in connection with these distribution activities to the extent such costs exceed distribution fees received from the mutual funds managed by the Company.  Such amounts will be repaid to the Company if distribution fees are in excess of distribution expenses of the Funds. In connection with its role as principal distributor, Gabelli & Co. refunded approximately $110,000 and $123,000 of previously paid reimbursed distribution expenses to the Company in 2005 and 2006, respectively, which is included in distribution costs and expense reimbursements in the statements of operations.  As of December 31, 2005 and 2006, there was $413,892 and $290,582, respectively, contingently payable to the Company from Gabelli & Co.

The Company paid GBL marketing and administration fees based on the average net assets of the Funds, amounting to approximately $820,000 and $819,000 for the years ended December 31, 2005 and 2006, respectively. The Company also paid GBL a management fee of $1,200,000 in 2005 and reimbursement for compensation, which amounted to approximately $214,000 and $307,000 for the years ended December 31, 2005 and 2006, respectively.  During 2006, the Board of Directors voted to eliminate the GBL management fee for the entire year.  There was no change in the services provided by GBL to the Company.

The Company, as a subsidiary of GBL, benefits from certain synergies in respect to the Company’s expenses.  If the Company were no longer a subsidiary of GBL, the expenses of the Company could be higher.

The Company paid WMC a management fee based on 20% of the Company’s pre-tax profits before consideration of management fees. This fee approximated $279,000 for the year ended December 31, 2005.  During 2006, the Board of Directors voted to eliminate the WMC management fee for the entire year.    There was no change in the services provided by WMC to the Company.

The Company also pays WMC a sub-advisory fee of 35% of net revenues for the five funds which Westwood acts as the sub-advisor, which amounted to approximately $758,000 and $844,000 for the years ended December 31, 2005 and 2006, respectively. Net revenues are defined as management fees less twenty basis points for marketing and administration expenses (which are paid to GBL) and less expense reimbursements to the funds for which it serves as a sub-advisor.

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

E. Related Party Transactions (continued)

The Company serves as the investment adviser for the Funds and earns advisory fees based on predetermined percentages of the average net assets of the Funds.  Advisory fees earned from the Funds were approximately $3,682,000 and $3,676,000 for the years ended December 31, 2005 and 2006, respectively.  Advisory fees receivable from the Funds were approximately $307,000 and $301,000 at December 31, 2005 and 2006, respectively.

The Company has receivables from the Funds of approximately $30,000 and $39,000 at December 31, 2005 and 2006, respectively, relating to reimbursement of shareholder servicing costs associated with No Transaction Fee (“NTF”) programs.

The Company is charged or incurs certain overhead expenses that are also attributable to other affiliates. These overhead expenses are allocated to the Company by other affiliates or allocated by the Company to other affiliates as the expenses are incurred, based upon methodologies periodically reviewed by the management of the Company and the affiliates.

The Company’s receivables from and payables to affiliates at December 31, 2005 and 2006 are non-interest bearing and are receivable and payable on demand.

F. Indemnifications

In the ordinary course of business, the Company may enter into contracts or agreements that contain indemnifications or warranties.  Future events could occur that lead to the execution of these provisions against the Company.  Based on its history and experience, the Company believes that the likelihood of any such event is remote.

Gabelli Advisers, Inc.

Notes to Financial Statements (continued)

G. Subsequent Events

On July 19, 2007, the Board of Directors declared a $0.45 per share dividend to all shareholders of record on July 23, 2007 and payable July 30, 2007.

Effective July 1, 2007, the Board of Trustees of the Westwood Funds terminated the sub-advisory contracts with Westwood Management Corporation with respect to the Westwood Income Fund and Westwood Small Cap Equity Fund.  The Company assumed responsibility for the day to day management of these portfolios.

Exhibit B

EMPLOYMENT AGREEMENT

AGREEMENT made this ____th day of November, 2007 (the "Effective Date") by and between GAMCO Investors, Inc. (the "Company"), a New York corporation, and Mario J. Gabelli (the "Executive").

WHEREAS, the Executive has served as an executive of the Company since the inception of the Company and its predecessors in 1976.

WHEREAS, the Executive's skills, position, knowledge and expertise in the management of portfolios such as those managed by the Company are unique.

WHEREAS, the Company is dependent upon the efforts of the Executive, in the capacities described herein in which he serves, and as the primary portfolio manager for a significant majority of the Company's assets under management.

WHEREAS, the loss of the Executive's services would have a material adverse effect on the Company.

WHEREAS, since the inception of the Company and its predecessors in 1976, up until the Company’s initial public offering in February 1999 (“IPO”), the Executive received an incentive-based management fee of twenty percent (20%) of the pre-tax profits, if any, as computed for financial reporting purposes in accordance with generally accepted accounting principles as applied by the Company and its subsidiaries and consolidated affiliates for financial reporting purposes (together, "Subsidiaries") from time to time, for each fiscal year of each of the operating divisions of the Company and each of its Subsidiaries before consideration of this fee, less applicable payroll and tax deductions, accrued monthly and payable at least annually.

WHEREAS, the Company and the Executive entered into an Employment Agreement dated February 9, 1999, in connection with the Company’s IPO, which Employment Agreement, among other things, reduced the Executive’s incentive-based management fee to ten percent (10%) of the Company’s pre-tax profits, if any, as computed for financial reporting purposes in accordance with generally accepted accounting principles as applied by the Company and its Subsidiaries from time to time, for each fiscal year of each of the operating divisions of the Company and its Subsidiaries before consideration of this fee, less applicable payroll and tax deductions, accrued monthly and payable at least annually.

WHEREAS, the Company and the Executive desire to amend and restate the Employment Agreement entered into in 1999 to eliminate outdated provisions, allow for services to be performed for former Subsidiaries that are spun off to shareholders or otherwise cease to be Subsidiaries in similar transactions, allow for the management fee to be paid to the Executive or an entity designated by him, and reflect the Company’s name change, among other things.

WHEREAS, the Compensation Committee of the Board of Directors of the Company has reviewed and approved this amended and restated Employment Agreement and believes it to be in the best interests of the Company.

WHEREAS, the Company desires that the Executive or his designee continue to receive a management fee to provide an incentive for the achievement of the Company's performance goals and the enhancement of shareholder value.

NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.           Employment.

The Company hires and employs the Executive, and the Executive agrees to work for the Company, under the terms and conditions set forth herein.

2.           Duties.

The Executive shall serve as Chairman of the Board, Chief Executive Officer and Chief Investment Officer of the Company, as an executive in various capacities for certain of the Company's Subsidiaries as determined by the Executive, and as Portfolio Manager for certain investment companies and separate accounts managed by the Company and its Subsidiaries as determined by the Executive.  The Executive or the Company may at any time limit or terminate the Executive's service in one or more of the capacities referred to above.

3.           Term.

The Term of this Agreement shall commence on the Effective Date and continue through the third anniversary of the Effective Date (the “Expiration Date”).  On each anniversary of the Effective Date commencing on the first anniversary (each, an “Anniversary Date”), this Agreement shall automatically be renewed and the Term extended for an additional one (1) year period, unless such renewal is objected to by either the Company or by the Executive on written notice delivered to the other not less than ninety (90) days prior to an Anniversary Date.  The last day of each such extension shall become the new Expiration Date.

4.           Fees from Revenue Generating Activities (Revenue Fees).

For managing or overseeing the management of investment companies or partnerships, attracting mutual fund accounts or partnership investments, attracting or managing separate accounts, providing investment banking services or otherwise generating revenues for the Company or its Subsidiaries, the Executive will be paid a percentage of the revenues or net operating contribution related to or generated by such business activities, in a manner and at payment rates as agreed to from time to time by the Executive and the Company or the affected Subsidiaries, which rates have been and generally will be the same as those received by other professionals in the Company or the affected Subsidiaries performing similar services.  The Executive shall be entitled to receive such payments within seventy-five (75) days of the date the Company actually receives the funds related to the business activities from which the Executive will receive payment.  Unless and until the Company receives such funds, the Executive shall not be entitled to receive payment.

5.           Incentive-Based Management Fee (The Management Fee).

The Executive or an entity designated by him will be entitled to receive an incentive-based management fee in the amount of ten percent (10%) of the aggregate annual pre-tax profits, if any, as computed for financial reporting purposes in accordance with generally accepted accounting principles as applied by the Company and its Subsidiaries from time to time, of the Company and each of its Subsidiaries before consideration of this fee, less applicable payroll and tax deductions, accrued monthly and payable at least annually (the "Management Fee") but in no event later than March 15 of the year following the year with respect to which the Management Fee is being paid.  A committee or subcommittee (comprised solely of independent directors) of the Board of Directors of the Company will review at least annually all Management Fee payments for compliance with the terms hereof.  In the event that the Executive is no longer an executive of the Company or is no longer devoting the substantial majority of his working time to the business of the Company and its Subsidiaries, the Executive's right to accrue any additional Management Fee payments will terminate.  The Management Fee is separate and distinct from the Executive's revenue fees pursuant to Paragraph 4 above.

6.           Extent of Service-Restrictive Covenant.

During the term of this Agreement, the Executive shall not provide investment management services for compensation other than in his capacity as an officer or employee of the Company or its Subsidiaries, except to (a) the funds in existence on February 10, 1999 (the "IPO Date") (which serve no investors other than those in the funds as of the IPO Date, their successors, heirs, donees or immediate family, or new investors pursuant to the next sentence) and accounts managed by the Executive outside the Company under performance fee arrangements as of the IPO Date or pursuant to the next sentence, and (b) successor funds and accounts ("New Outside Accounts") which funds serve no investors other than those in the funds referred to in clause (a) or their successors, heirs, donees or immediate family and which accounts are for no investors other than those having an interest in the accounts referred to in clause (a) or their successors, heirs, donees or immediate family, which funds and accounts operate according to an investment style similar to such other funds or accounts, which style was not used at the Company as of the IPO Date, and which are subject to performance fee arrangements (collectively, "Permissible Accounts").  The Permissible Accounts may include new investors if all of the performance fees, less expenses, earned on assets attributable to those investors are paid to the Company or its Subsidiaries.  If any Subsidiaries of the Company are spun off from the Company or otherwise cease to be Subsidiaries in similar transactions, the Executive may continue providing investment management services for compensation to such entities.  Prior to providing investment management services for compensation to any New Outside Accounts during the term hereof, the Executive agrees to have a committee or subcommittee (comprised solely of independent directors) of the Board of Directors of the Company review any proposed New Outside Accounts for compliance with the terms hereof and accept the determination of such committee or subcommittee as final.  The Company understands that the Executive intends to serve as a director, Chief Executive Officer and Chief Investment Officer of GGCP, Inc. and its affiliates and be compensated for such service, and the Company agrees that such service and compensation is permissible under this Agreement.

7.           Benefits.

The Executive shall be entitled to participate in all group health and insurance programs and all other fringe benefit or retirement plans which the Company may, in its sole and absolute discretion, elect to make available to its senior executives generally, provided that the Executive meets the qualifications therefor.

8.           Reimbursement of Expenses.

The Company shall reimburse the Executive for all reasonable and legitimate business expenses incurred after the date of employment by the Executive while conducting business, provided that the Executive submits vouchers for such expenses in a manner and form prescribed from time to time by the Company, except that up to $50,000 per year of such expenses may be non-accountable.

9.           Section 409A Compliance.

This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, so as to avoid the imposition of any tax pursuant to Section 409A, and, in the case of any ambiguity, shall be interpreted accordingly.  In the event that the Company or the Executive subsequently determine that the provisions of this Agreement would subject the Executive to tax under Section 409A, Company and the Executive shall negotiate in good faith to revise the Agreement so as to prevent the imposition of such tax, if possible, while preserving the original intent of the Agreement.

10.           Assignability Clause.

This Agreement is binding upon the Company, the Executive and their respective successors and assigns.  The rights and obligations set forth under this Agreement may be assigned by the Company or by the Executive to a successor or to an assign, except the Executive acknowledges that the duties set fort in Paragraph 2 of this Agreement are personal to him.

11.           Governing Law.

This Agreement shall be governed by the law of the State of New York, without giving effect to the principles of conflicts of laws thereof.  The Executive and the Company agree that any claim arising hereunder shall be brought before the state or federal courts sitting in New York, New York, and the Executive and the Company each consent to jurisdiction and venue in New York, New York, as being proper and appropriate for the resolution of any such claim.

12.           Entire Agreement; Modification.

This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties hereto, relating to the matters covered by this Agreement.  This Agreement may not be modified or amended except by a further written instrument duly executed by the Executive and the Company with the approval of a committee or subcommittee (comprised solely of independent directors) of the Board of Directors of the Company.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

Mario J. Gabelli

GAMCO INVESTORS, INC.

By:

Proxy – GAMCO Investors, Inc.

Proxy Solicited by the Board of Directors
for the Special Meeting of Shareholders,                , 2007
(see Proxy Statement for discussion of items)

The undersigned hereby appoints Mario J. Gabelli, Douglas R. Jamieson and James E. McKee, and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of GAMCO Investors, Inc. Class A Common Stock or Class B Common Stock which the undersigned is entitled to vote on all matters which may properly come before the               2007 Special Meeting of Shareholders of GAMCO Investors, Inc., or any adjournments thereof.

Please sign, date and return promptly in the accompanying envelope.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

Using a black ink pen, mark your votes with an X as shown in	X
this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

A. Proposals –

1.  To approve, subject to final action by our Board of Directors, the distribution to our shareholders of the shares of common stock of Gabelli Advisers, Inc. that we own:

⁫ FOR                                ⁫ AGAINST                                ⁫ ABSTAIN

2.  Whether our Board of Directors should consider the conversion and reclassification of our shares of Class B Common Stock into Class A Common Stock at a ratio of 1.15 shares of Class A Common Stock for each share of Class B Common Stock:

⁫ FOR                                ⁫ AGAINST                                ⁫ ABSTAIN

3.  To approve the amended and restated Employment Agreement with Mario J. Gabelli, our Chairman and Chief Executive Officer:

⁫ FOR                                ⁫ AGAINST                                ⁫ ABSTAIN

The shares represented by this Proxy Card will be voted as specified, but if no specification is made they will be voted FOR Items 1 and 3, ABSTAIN on Item 2, and at the discretion of the proxies on any other matter that may properly come before the meeting.

B. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.                                                                                                           Signature 1 – Please keep signature within the box.Signature 2 – Please keep signature within the box.